UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 22, 2020
_____________________________________________________________________________________
Energizer Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Missouri	1-36837	36-4802442
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
533 Maryville University Drive
St. Louis, Missouri 63141
(Address of principal executive offices)
Registrant’s telephone number, including area code: (314) 985-2000
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	ENR	New York Stock Exchange
Series A Mandatory Convertible Preferred Stock, par value $.01 per share	ENR PRA	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐
If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 22, 2020 (the “Restatement Effective Date”), Energizer Holdings, Inc. (the “Company”), certain of its subsidiaries, as guarantors (the “Guarantors”), JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), and the lenders party thereto (the “Lenders”) entered into an Amendment and Restatement Agreement (the “Restatement Agreement”). The Restatement Agreement amended and restated the Credit Agreement, dated as of December 17, 2018 (the “Existing Credit Agreement”), among the Company, the Administrative Agent and the lenders parties thereto (as so amended and restated, the “Restated Credit Agreement”).

The loan facilities under the Restated Credit Agreement include a revolving credit facility in an aggregate committed principal amount of $400,000,000 (the “Revolving Credit Facility”) and term loans in an aggregate principal amount of $550,000,000 (the “Term Loans” and, together with the Revolving Credit Facility, the “Credit Facilities”). The proceeds of the Credit Facilities were used to repay in full all existing revolving loans and term loans under the Existing Credit Agreement and to pay related transaction fees and expenses. The outstanding letters of credit issued under the Existing Credit Agreement were deemed issued under the Revolving Credit Facility on the Restatement Effective Date. The Revolving Credit Facility will be available to provide for the ongoing working capital requirements of the Company and its subsidiaries and for general corporate purposes.

Borrowings under the Revolving Credit Facility bear interest at a rate per annum equal to, at the option of the Company, (i) LIBOR plus the applicable margin of 1.50% – 2.75%, based on total net leverage, subject to a 0.00% LIBOR floor, or (ii) the base rate (subject to a 1.00% floor) plus the applicable margin, which is 1.00% lower than for LIBOR loans. Term Loans bear interest at a rate per annum equal to, at the option of the Company, (i) LIBOR plus 2.25%, subject to a 0.50% LIBOR floor, or (ii) the base rate (subject to a 1.00% floor) plus 1.25%.

The Company will have the right from time to time to increase the size or add certain incremental revolving or term loan facilities (the “Incremental Facilities”) in minimum amounts of $50 million. The aggregate principal amount of all such Incremental Facilities may not exceed an amount equal to the sum of (a) the greater of (x) $600 million and (y) 100% of the Company’s Consolidated EBITDA for the period of four fiscal quarters most recently ended for which financial statements have been delivered to the Lenders plus (b) the aggregate principal amount of any voluntary prepayments of certain term loans plus (c) an additional amount, so long as after giving effect to the incurrence of such additional amount, the Company’s senior secured leverage ratio would not exceed 3.00 to 1.00 (or, if such debt is incurred in connection with a permitted acquisition, the senior secured leverage ratio in effect immediately prior thereto). In addition, the Company may borrow up to $650,000,000 of term loans in connection with the redemption of its 7.750% Senior Notes due 2027 issued under the Indenture dated as of January 28, 2019, among the Company, as issuer, and The Bank of New York Mellon Trust Company, N.A. as trustee. As the Company has previously announced, it has issued a conditional notice of redemption relating to such senior notes with the expected redemption date of January 8, 2021.

The loans and commitments under the Revolving Credit Facility mature or terminate on the fifth anniversary of the Restatement Effective Date. No amortization is required with respect to the Revolving Credit Facility. The Term Loans mature on the seventh anniversary of the Restatement Effective Date and require quarterly principal payments at a rate of 0.25% of the original principal balance..

The Restated Credit Agreement, among other modifications:

•replaced the existing maximum total net leverage ratio covenant with (i) a maximum senior secured net leverage ratio covenant of 3.25 to 1.00 and (ii) a minimum consolidated interest coverage ratio of 2.50 to 1.00.
•allows the Company to incur (i) secured indebtedness subject to a pro forma senior secured leverage ratio not to exceed 3.00 to 1.00 and (ii) unsecured indebtedness subject to a pro forma total net leverage ratio not to exceed 6.00 to 1.00.

The obligations of the Company under the Credit Facilities are secured by a first priority perfected lien on substantially all of the assets and property of the Company and the Guarantors and proceeds therefrom excluding certain excluded assets. The liens securing the obligations of the Company under the revolving Credit Facility and the Term Loans rank equally.

The foregoing descriptions of the Restatement Agreement and the Restated Credit Agreement are not complete and are subject to, and qualified in their entirety by reference to, such agreements, copies of which are filed with this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and are incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are attached hereto:

Exhibit Number.	Description of Exhibit

10.1
Amendment and Restatement Agreement dated December 22, 2020 by and among Energizer Holdings, Inc., certain of its subsidiaries, as guarantors, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto.

10.2	Amended and Restated Credit Agreement dated December 22, 2020 by and among Energizer Holdings, Inc., JPMorgan Chase Bank, N.A., as administrative agent, and lender parties thereto.

101	Pursuant to Rule 406 of Regulation S-T, the cover page information is formatted in iXBRL (Inline eXtensible Business Reporting Language).

104	Cover Page Interactive Data File, formatted in iXBRL

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGIZER HOLDINGS, INC.

By:  /s/ Timothy W. Gorman
Timothy W. Gorman
Executive Vice President and Chief Financial Officer

Dated: December 22, 2020